Exhibit 10.2

May 20, 2016

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attn: Steven Nelson

Re: Transfer of Ordinary Shares of CB Pharma Acquisition Corp.

Dear Mr. Nelson:

Pursuant to that certain Share Escrow Agreement (the “Escrow Agreement”) dated December 12, 2014 by and among CB Pharma Acquisition Corp. (the “Company”), Continental Stock Transfer & Trust Company (the “Escrow Agent”), Fortress Biotech, Inc. (formerly Coronado Biosciences, Inc.), Adam J. Chill, Arthur A. Kornbluth and Neil Herskowitz (collectively, the “Initial Shareholders”), the Escrow Agent is currently holding in escrow the ordinary shares of the Company owned by each of the Initial Shareholders in the amounts identified in Schedule A (the “Escrow Shares”).

The Initial Shareholders have executed an agreement (the “Transfer Agreement”) of even date herewith pursuant to which they have transferred each Initial Shareholders’ Escrow Shares in the amounts identified in Schedule A in a private transaction to EJF Opportunities, LLC, Stephen B. Pudles, Jose M. Aldeanueva, Jeffrey J. Gutovich Profit Sharing Plan and Barry Rodgers (collectively the “Investors”), for aggregate consideration of $1.00. The Escrow Shares will remain in escrow with you pursuant to the terms of the Escrow Agreement, but will be transferred to the name of the Investors. As Escrow Agent, you acknowledge and agree not to enter into any control or other agreement relating to, or deliver possession of, the Escrow Shares to any third party, other than the Investors, that could create or perfect a security interest in the Escrow Shares.

Further, in connection with our agreement to transfer the Escrow Shares to the Investors, we are attaching executed instruments of transfer with respect to the Escrow Shares. Please kindly effect the transfer of the Escrow Shares to the Investors. The Investors are agreeing to be bound by the terms and conditions of the Escrow Agreement and will deliver the appropriate instruments of transfer to the Escrow Agent.

[Remainder of page intentionally left blank; signature page to follow.]

This letter shall serve as irrevocable instructions from the Initial Shareholders to you as the Escrow Agent with respect to the transfer of the Escrow Shares and may not be altered by any of us in the future, except upon termination of the Transfer Agreement in accordance with its terms

Very truly yours,

INITIAL SHAREHOLDERS:

/s/ Lindsay A. Rosenwald
Fortress Biotech, Inc.

/s/ Adam J. Chill
Adam J. Chill

/s/ Arthur A. Kornbluth
Arthur A. Kornbluth

/s/ Neil Herskowitz
Neil Herskowitz

The undersigned acknowledge and consent to the foregoing terms.

THE COMPANY:

CB PHARMA ACQUISITION CORP.

By:	/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald
	Title:	CEO

ESCROW AGENT:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Robert McMonagle
	Name:	Robert McMonagle
	Title:	Vice President

[Signature Page - Transfer Shares Release Letter]

Schedule A

Name of Shareholder	Escrow Shares being Transferred	Transferee

Fortress Biotech, Inc.	520,000	EJF Opportunities, LLC

Fortress Biotech, Inc.	260,000	Stephen B. Pudles

Fortress Biotech, Inc.	130,000	Jose M. Aldeanueva

Fortress Biotech, Inc.	110,000	Jeffrey J. Gutovich Profit Sharing Plan

Adam J. Chill	10,000	Jeffrey J. Gutovich Profit Sharing Plan

Arthur A. Kornbluth	10,000	Jeffrey J. Gutovich Profit Sharing Plan

Neil Herskowitz	10,000	Barry Rodgers